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               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  PFSWEB, INC.

                    (Pursuant to Section 245 of the General
                   Corporation Law of the State of Delaware)

                  PFSWEB, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

                  1. The name of the corporation is PFSweb, Inc. (the "Corporation").

                  2. The date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was June 28, 1999.

                  3. This Amended and Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation of the Corporation, as amended, and was duly adopted by the written consent of the sole stockholder of the Corporation entitled to vote thereon in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (the "GCL").

                  4. The Certificate of Incorporation of the Corporation, as amended and restated hereby, shall, upon its filing with the Secretary of State of the State of Delaware, read in its entirety as follows:

                  FIRST: The name of the corporation is PFSweb, Inc. (the "Corporation").

                  SECOND: The registered office of the Corporation in the State of Delaware is located at 1013 Centre Road, Wilmington, County of New Castle, Delaware 19805. The name of the registered agent of the Corporation at such address is Corporation Service Company.

                  THIRD: The purpose of the Corporation and the nature and objects of the business to be transacted, promoted, and carried on are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 41,000,000 shares, divided into two classes as follows: (i) 1,000,000 shares of Preferred Stock, par value $1.00 per share ("Preferred Stock"); and (ii) 40,000,000 shares of Common Stock, par value $.001 per share ("Common Stock").

                  Upon the filing of this Amended and Restated Certificate of Incorporation, all previously issued and outstanding shares of common stock, $.01 par value, of the Corporation shall be automatically converted into an equal number of shares of Common Stock, par value $.001 per share, of the Corporation.

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                  The designations and the powers, preferences, rights,
qualifications, limitations, and restrictions of the Preferred Stock and the Common Stock of the Corporation are as follows:

         A.       Provisions Relating to the Preferred Stock.

                  1. The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issuance of such class or series adopted by the board of directors of the Corporation as hereafter prescribed.

                  2. Authority is hereby expressly granted to and vested in the board of directors of the Corporation to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each such class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                     (i) whether or not such class or series is to have voting rights, full, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

                     (ii) the number of shares to constitute such class or series and the designations thereof;

                     (iii) the preferences, and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any such class or series;

                     (iv) whether or not the shares of any such class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                     (v) whether or not the shares of such class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

                     (vi) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, or a combination thereof, the conditions upon which and the


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         times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                     (vii) the preferences, if any, and the amounts thereof which the holders of any such class or series shall be entitled to receive upon the voluntary and involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                     (viii) whether or not the shares of any such class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                     (ix) such other special rights and provisions with respect to any such class or series as may to the board of directors of the Corporation seem advisable.

                  3. The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The board of directors of the Corporation may increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The board of directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

         B.       Provisions Relating to the Common Stock.

                  1. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder's name on the records of the Corporation on each matter submitted to a vote of the stockholders.

                  2. Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive when, as, and if declared by the board of directors of the Corporation, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

                  3. Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock and the holders of any bonds, debentures, or other obligations of the Corporation shall have been paid in full the amounts to which they shall be entitled (if any), or a sum sufficient for such payment in full shall have been set aside, the


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remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock and any bonds, debentures, or other obligations of the Corporation.

         C.       General.

                  1. Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (in any form, but not less in value than the par value thereof) as may be fixed by the board of directors of the Corporation, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

                  2. The Corporation shall have authority to create and issue rights and options entitling their holders to purchase or otherwise acquire shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the board of directors of the Corporation or any committee thereof. The board of directors of the Corporation or any committee thereof shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received (which may be in any form) for any shares of capital stock subject thereto shall have a value not less than the par value thereof.

                  FIFTH: No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein "person" means any other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof (to the extent permitted by applicable law), or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.


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                  SIXTH: 1. To the extent not prohibited by law, the
Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board of Directors at any time specifies that such persons are entitled to the benefits of this Article.

                  1. The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the GCL, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced, if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

                  2. The rights to indemnification, and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Amended and Restated Certificate of Incorporation, the By-laws of the Corporation, any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

                  3. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

                  4. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the


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power to indemnify such person against such liability under the provisions of this Article, the By-laws or under Section 145 of the GCL or any other provision of law.

                  5. The provisions of this Article shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Article is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such director, officer, or other person intend to be legally bound. No repeal or modification of this Article shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

                  6. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

                  7. Any director or officer of the Corporation serving in any capacity for (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

                  8. Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Article may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.


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                  SEVENTH: All the powers of the Corporation, insofar as the same may be lawfully vested by this Amended and Restated Certificate of Incorporation in the board of directors, are hereby conferred upon the board of directors. In furtherance and not in limitation of that power, the board of directors shall have the power, upon the affirmative vote of a majority of the Classified Directors (as hereinafter defined) at a meeting lawfully convened, to make, adopt, alter, amend, and repeal from time to time the Bylaws of the Corporation and to make from time to time new Bylaws of the Corporation, subject to the right of the stockholders entitled to vote thereon to adopt, alter, amend, and repeal Bylaws made by the board of directors or to make new Bylaws; provided, however, that the stockholders of the Corporation shall be entitled to adopt, alter, amend, or repeal Bylaws made by the board of directors or to make new Bylaws solely upon the affirmative vote of the holders of at least seventy five percent (75%) of the outstanding shares of each class of capital stock of the Corporation then entitled to vote thereon.

                  EIGHTH: Except for the provisions of Article SIXTH and NINTH herein, the Corporation reserves the right to amend, alter, change, or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law and all rights conferred on officers, directors, and stockholders herein are granted subject to this reservation.

                  NINTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article NINTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article NINTH, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the GCL.

                  TENTH: 1. The number of directors constituting the board of directors shall be fixed by the board of directors of the Corporation, provided that such number shall be no fewer than three and no more than ten (plus such number of directors as may be elected from time to time pursuant to the terms of any series of Preferred Stock that may be issued and outstanding from time to time). The directors of the Corporation (exclusive of directors who are elected pursuant to the terms of, and serve as representatives of the holders of, any series of Preferred Stock) shall be referred to herein as "Classified Directors" and shall be divided into three classes, with the first class referred to herein as "Class I," the second class as "Class II," and the third class as "Class III." Each class shall consist as nearly as possible of one-third (1/3) of the total number of directors making up the entire board of directors. The term of office of the initial Class I directors shall expire at the 2000 annual meeting of stockholders, the term of office of the initial Class II directors shall expire at the 2001 annual meeting of stockholders, and the term of office of the initial Class III directors shall expire at the 2002 annual meeting of stockholders, with each director to hold office until his successor shall have been duly


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elected and qualified. At each annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his successor shall have been duly elected and qualified.

                  1. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by series or by class (excluding holders of Common Stock), to elect directors, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation (including any amendment to this Amended and Restated Certificate of Incorporation that designates a series of Preferred Stock), and such directors so elected by the holders of Preferred Stock shall not be divided into classes pursuant to this Article TENTH unless expressly provided by such terms.

                  2. Any or all Classified Directors may be removed only with cause, at any annual or special meeting of stockholders, upon the affirmative vote of the holders of a majority of the outstanding shares of each class of capital stock of the Corporation then entitled to vote in person or by proxy at an election of such Classified Directors, provided that notice of the intention to act upon such matter shall have been given in the notice calling such meeting. Unless otherwise provided by the terms of the certificate of incorporation (including any amendment thereto that designates a series of preferred stock) any vacancies occurring in the board of directors caused by an increase in the number of Classified Directors, or the death, resignation, retirement, disqualification, removal or other termination from office of any Classified Director may be filled by the vote of a majority of the Classified Directors then in office, though less than a quorum, or by the affirmative vote, at any annual meeting or any special meeting of the stockholders called for the purpose of filing such directorship, of the holders of a majority of the outstanding shares of each class of capital stock then entitled to vote in person or by proxy at an election of such directors. Each successor director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his respective successor shall have been duly elected and qualified.

                  3. Election of directors, whether Classified Directors or otherwise, need not be by written ballot.

                  ELEVENTH: The Corporation expressly elects to be governed by
Section 203 of the GCL.

                  TWELFTH: Special meetings of stockholders of the Corporation may be called by the board of directors pursuant to a resolution adopted by a majority of the Classified Directors then serving or by the Chairman of the board of directors.

                  THIRTEENTH: Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least seventy five percent (75%) of the outstanding shares of each class of capital stock of the Corporation then entitled to vote thereon shall be required to


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amend, alter, or repeal any one or more of Articles of this Amended and
Restated Certificate of Incorporation.

                  IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed and attested as of the ____ day of November, 1999.


                                       PFSWEB, INC.


                                       By:
                                           ----------------------------------
                                           Thomas J. Madden, Vice President


ATTEST:


--------------------------------
Harvey H. Achatz, Secretary


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